UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

Apollo Endosurgery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

(512) 279-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APEN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 29, 2022, Apollo Endosurgery, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of November 29, 2022 (the “Merger Agreement”), with Boston Scientific Corporation, a Delaware corporation (“Parent”), and Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

On April 4, 2023, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.001 per share, of the Company (the “Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company, (B) owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent and (C) held by holders (i) who are entitled to demand appraisal rights under Section 262 of the DGCL, (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL), in each case, was canceled and converted into the right to receive $10.00 in cash, without interest (the “Merger Consideration”);

(ii)

outstanding and unexercised option to purchase Shares granted under any Company stock plan (each, a “Company Option”) with an exercise price per Share that was less than the Merger Consideration, whether vested or unvested, was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeded the applicable exercise price per Share of such Company Option and (B) the aggregate number of Shares issuable upon exercise of such Company Option, less applicable taxes and authorized deductions;

(iii)	Company Option, whether vested or unvested, that had an exercise price per Share that was greater than the Merger Consideration was canceled without the payment of consideration;

(iv)

outstanding restricted stock unit award granted under any Company stock plan (each, a “Company RSU”), whether vested but unsettled or unvested, was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Company RSU, less applicable taxes and authorized deductions; and

(v)

outstanding performance restricted stock unit award granted under any Company stock plan that vested based on achievement of any performance condition and the passage of time (each, a “Company PSU”), whether vested but unsettled or unvested, was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Company PSU (determined as if all performance conditions in the applicable award agreements relating thereto had been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On April 4, 2023, in connection with the consummation of the Merger, the Company paid in full all outstanding obligations under, and terminated, the Loan and Security Agreement, dated as of December 21, 2021 (as amended, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Innovatus Life Sciences Lending Fund I, LP as collateral agent, the lenders listed on Schedule 1.1 thereto, and the Company and certain of the Company’s subsidiaries, as co-borrowers. Upon such termination, all rights, obligations, liabilities and security interests under the Loan Agreement were fully and unconditionally released and discharged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note of this Current Report on Form 8-K, on April 4, 2023, the Merger was completed. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent. The disclosure under the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The descriptions contained under the Introductory Note and Item 1.02 of this Current Report on Form 8-K are hereby incorporated by reference in their entirety into this Item 2.04.

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, approximately $1.9 million is due and payable by the Company to Solar Capital LTD. in connection with the consummation of the Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On April 4, 2023, the Company requested that The Nasdaq Stock Market (“Nasdaq”) (A) suspend trading of the Shares effective before the opening of trading on April 4, 2023 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

At the Effective Time, each holder of Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s Shares), except as otherwise described above.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, each of Charles McKhann, John Barr, Jeannette Bankes, Julie Shimer, Ph.D., William D. McClellan, Jr., R. Kent McGaughy, Jr., David C. Pacitti and Sharon O’Keefe, comprising all of the members of the Company’s board of directors, ceased serving as a member of the Company’s board of directors and each committee thereof. Pursuant to the Merger Agreement, as of the Effective Time, each of Vance R. Brown and Jonathan R. Monson, comprising all of the members of the board of directors of Merger Sub as of immediately prior to the Effective Time, became a member of the Company’s board of directors.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of Charles McKhann, Jeffrey Black and John Molesphini, comprising all of the Company’s executive officers, resigned as an officer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 29, 2022, by and among Boston Scientific Corporation, Textile Merger Sub, Inc. and Apollo Endosurgery, Inc. (incorporated by reference to the Current Report on Form 8-K of Apollo Endosurgery, Inc. filed with the SEC on November 30, 2022)

3.1	Third Amended and Restated Certificate of Incorporation of Apollo Endosurgery, Inc.

3.2	Second Amended and Restated Bylaws of Apollo Endosurgery, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	APOLLO ENDOSURGERY, INC.

	By:	/s/ Vance R. Brown
Vance R. Brown Vice President, General Counsel and Secretary